Exhibit 99.4

INSTRUCTION TO REGISTERED HOLDER

From Beneficial Owner

of

$1,250,000,000 7.20% Notes due 2014

$2,500,000,000 7.75% Notes due 2019

$1,250,000,000 8.20% Notes due 2039

$1,550,000,000 5.375% Notes due 2014

$1,000,000,000 6.875% Notes due 2019

$450,000,000 8.000% Notes due 2039

of

Anheuser-Busch InBev Worldwide Inc.

To DTC Participant:

The undersigned hereby acknowledges receipt of the prospectus dated                     , 2010 (the “Prospectus”) of Anheuser-Busch InBev Worldwide Inc., a Delaware corporation (the “Company”), and the various guarantors listed on Annex A hereto (the “Guarantors”) that together constitute the Company’s offers (each, an “Exchange Offer” and collectively, the “Exchange Offers”) to exchange $2,000 principal amount and integral multiples of $1,000 in excess thereof of the Company’s 7.20% Notes due 2014 (the “New 7.20% Notes”), the Company’s 7.75% Notes due 2019 (the “New 7.75% Notes”), the Company’s 8.20% Notes due 2039 (the “New 8.20% Notes”), the Company’s 5.375% Notes due 2014 (the “New 5.375% Notes”), the Company’s 6.875% Notes due 2019 (the “New 6.875% Notes”) and the Company’s 8.000% Notes due 2039 (the “New 8.000% Notes” and together with the New 7.20% Notes, the New 7.75% Notes, the New 8.20% Notes, the New 5.375% Notes and the New 6.875% Notes, the “New Notes”), each of which is unconditionally, fully and irrevocably guaranteed by the Guarantors, and which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for, respectively, each $2,000 principal amount and integral multiples of $1,000 in excess thereof of the Company’s outstanding 7.20% Notes due 2014 (the “Old 7.20% Notes”), the Company’s outstanding 7.75% Notes due 2019 (the “Old 7.75% Notes”), the Company’s outstanding 8.20% Notes due 2039 (the “Old 8.20% Notes”), the Company’s outstanding 5.375% Notes due 2014 (the “Old 5.375% Notes”), the Company’s outstanding 6.875% Notes due 2019 (the “Old 6.875% Notes”) and the Company’s outstanding 8.000% Notes due 2039 (the “Old 8.000% Notes” and together with the Old 7.20% Notes, the Old 7.75% Notes, the Old 8.20% Notes, the Old 5.375% Notes and the Old 6.875% Notes, the “Old Notes”), each of which is unconditionally, fully and irrevocably guaranteed by the Guarantors. Capitalized terms used but not defined have the meanings assigned to them in the Prospectus.

The undersigned understands and agrees that the Company has filed a registration statement to register the New Notes under the Securities Act, and will not accept for exchange any Old Notes until the registration statement has become effective under the Securities Act.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$             of Old 7.20% Notes

$             of Old 7.75% Notes

$             of Old 8.20% Notes

$             of Old 5.375% Notes

$             of Old 6.875% Notes

$             of Old 8.000% Notes

With respect to the Exchange Offers, the undersigned hereby instructs you (check one of the following boxes):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

$             of Old 7.20% Notes

$             of Old 7.75% Notes

$             of Old 8.20% Notes

$             of Old 5.375% Notes

$             of Old 6.875% Notes

$             of Old 8.000% Notes

                       or

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes to be acquired pursuant to the Exchange Offers will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offers (if not a broker-dealer referred to in the last sentence of this paragraph) is participating or intends to participate in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offers acknowledge and agree that any broker-dealer or any person participating in the Exchange Offers for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale transaction of the New Notes acquired by such person, (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission’s no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (z) in the European Economic Area, will not make an offer or sale which will require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (iv) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offers understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement, (v) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offers is an “affiliate” of the Company, as defined under Rule 405 under the Securities Act, or if it is such an “affiliate,” it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (vi) if the undersigned is a broker-dealer, it did not purchase the Old Notes to be exchanged for New Notes from the Company or any of its affiliates, and it will acquire the New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other activities, (vii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offers is prohibited by any law or policy from participating in the Exchange Offers, (viii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offers acknowledges and agrees that, if it is located in a member state of the European Economic Area which has implemented Directive 2003/71/ED (the “Prospectus Directive”), it is either (x) a legal entity authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or (y) a legal entity which has two or more of: (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000; and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts and that, in each case, it will not make any offer which will require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (ix) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offers acknowledges and agrees that it is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or within Article 43(2) of the Order, or to whom this Letter or the accompanying Prospectus may lawfully be communicated in accordance with the order and (x) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the forgoing subclauses (i) through (ix). If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offers; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Signature(s) of Owner(s)

Date:

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

Annex A

Guarantors

Guarantor	Jurisdiction of Incorporation or Organization
Anheuser-Busch InBev SA/NV	Belgium

Cobrew NV/SA	Belgium

Anheuser-Busch Companies, Inc.	Delaware

BrandBrew S.A.	Luxembourg

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